EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

           Subsidiary                              Jurisdiction of Incorporation
           ----------                              -----------------------------

Technology Flavors & Fragrances, Inc. (Canada)            Ontario, Canada

Technology Flavors & Fragrances S.A.                      Santiago, Chile